Exhibit 10.2

AMENDMENT NO. 3 TO THE

KCS ENERGY, INC. 2005 EMPLOYEE AND DIRECTORS STOCK PLAN

A.	The second sentence in Section 5.1 of the KCS Energy, Inc. 2005 Employee and Directors Stock Plan (the “Plan”), which Plan was assumed by Petrohawk Energy Corporation in connection with the merger of KCS Energy, Inc., with and into Petrohawk Energy Corporation, is hereby deleted in its entirety and replaced with the following:

“At the time an award of Restricted Stock is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to such award, which may, but need not be, based on periodic installments that may, but need not be, equal.”

B.	Section 4.1.4 of the Plan is hereby deleted in its entirety and replaced with the following:

“Payment with respect to the exercise of a Stock Appreciation Right shall be made in shares of Common Stock, valued at their Fair Market Value on the date of exercise; provided, however, that no fractional shares of Common Stock shall be issued upon exercise of a Stock Appreciation Right and any fractional share interest shall be settled in cash.”

This Amendment No. 3 to the Plan is effective the 27th day of February, 2007.

Petrohawk Energy Corporation

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	President and Chief Executive Officer